                                                                      EXHIBIT 11



                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)



PRIMARY EARNINGS PER SHARE CALCULATION



                                   Years Ended December 31,
                               -------------------------------
                                 1993        1992       1991
                               --------    ---------   -------
INCOME DATA:

  Income before cumulative
    effect of changes in
    accounting principles      $ 94,669    $  90,621   $94,278
  Preferred stock dividends     (15,910)      (1,747)      -
                               --------    ---------   -------

  Income before cumulative
    effect of changes in
    accounting principles
    applicable to common
    shares                       78,759       88,874    94,278
  Cumulative effect of
    changes in accounting
    principles                   38,470      (11,572)      -
                               --------    ---------   -------

  Net income applicable to
    common shares              $117,229    $  77,302   $94,278
                               ========    =========   =======


COMMON AND COMMON EQUIVALENT SHARES*:

  Weighted average common
    shares                       85,286       84,887    84,505
  Equivalent common shares
    from stock options              176          146        55
                               --------    ---------   -------

  Common and common
    equivalent shares            88,462       85,033    84,560
                               ========    =========   =======


EARNINGS PER COMMON SHARE:

  Income before cumulative
    effect of changes in
    accounting principles      $   0.92    $    1.04   $  1.11
  Cumulative effect of
    changes in accounting
    principles                     0.45        (0.14)      -
                               --------    ---------   -------

  Net income per common and
    common equivalent
    shares                     $   1.37    $    0.90   $  1.11
                               ========    =========   =======


* Share amounts have been restated for the 1.2481 shares for 1 share stock split declared March 21, 1994.

                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATION



                                   Years Ended December 31,
                               --------------------------------
                                 1993        1992        1991
                               --------    ---------   --------
INCOME DATA:

  Income before cumulative
    effect of changes in
    accounting principles      $ 94,669    $  90,621   $ 94,278
  Cumulative effect of
    changes in accounting
    principles                   38,470      (11,572)       -
                               --------    ---------   --------

  Net income applicable to
    common shares              $133,139    $  79,049   $ 94,278
                               ========    =========   ========


COMMON AND COMMON EQUIVALENT SHARES*:

  Weighted average common
    shares                       85,286       84,887     84,505
  Equivalent common shares
    from stock options              352          146        115
  Equivalent common shares
    from conversion of
    preferred stock               7,899        7,899       -
                               --------    ---------   --------

  Common and common
    equivalent shares            93,537       92,932     84,620
                               ========    =========   ========


EARNINGS PER COMMON SHARE:

  Income before cumulative
    effect of changes in
    accounting principles      $   1.01    $    0.98   $   1.11
  Cumulative effect of
    changes in accounting
    principles                     0.42        (0.13)       -
                               --------    ---------   --------

  Net income per common
    and common equivalent
    shares                     $   1.43    $    0.85   $   1.11
                               ========    =========   ========

* Share amounts have been restated for the 1.2481 shares for 1 share stock split declared March 21, 1994.